Form DEF 14A for MOBIUS MANAGEMENT SYSTEMS, INC filed on October 28, 1999

SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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                         Mobius Management Systems, Inc.
       -----------------------------------------------------------------
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       -----------------------------------------------------------------
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
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

                         MOBIUS MANAGEMENT SYSTEMS, INC.
                                120 OLD POST ROAD
                               RYE, NEW YORK 10580
                               -------------------


Dear Stockholder:

         We invite you to attend our annual meeting of stockholders on [ ], in Rye, New York. At the meeting, you will hear a report on our operations and have a chance to meet your directors and executives.

         This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our directors and executive officers.

         Even if you only own a few shares, we want your shares to be represented at the meeting. I urge you to complete, sign, date, and return your proxy card promptly in the enclosed envelope.

         To attend the meeting in person, please follow the instructions on page 1.

         We look forward to seeing you on the [ ].

                                                       Sincerely yours,


                                                       /s/ Mitchell Gross
                                                       -------------------------
                                                       Mitchell Gross
                                                       Chairman of the Board,
                                                       Chief Executive Officer &
                                                       President

October 28, 1999

                         MOBIUS MANAGEMENT SYSTEMS, INC.
                                120 OLD POST ROAD
                               RYE, NEW YORK 10580
                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


         Date and Time:
                  [         ], 10 a.m., Local Time

         Place:
                  120 Old Post Road
                  Rye, New York

         Purpose:
                  Elect Two Directors
                  Ratify appointment of Independent Auditors
                  Conduct other business if properly raised

         Who may vote:

                  Only stockholders of record on [        ]

         Your vote is important. Please complete, sign, date, and return your proxy card promptly in the enclosed self addressed, postage pre-paid envelope.


                                                      /s/ E. Kevin Dahill
                                                      --------------------------
                                                      E. Kevin Dahill
                                                      Chief Financial Officer,
                                                      Vice President & Assistant
                                                      Secretary

         October 28, 1999

                         MOBIUS MANAGEMENT SYSTEMS, INC
                                120 OLD POST ROAD
                               RYE, NEW YORK 10580
                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                  Table of Contents                                     page
                  -----------------                                     ----

                  General Information                                     1

                  Proposal No. 1
                       Election of Directors                              3

                  Director Compensation                                   4

                  Board Committees                                        5

                  Director and Officer Stock Ownership                    5

                  Information Concerning Executive
                       Officers                                           7

                  Compensation Committee Report on
                      Executive Compensation                              8

                  Executive Compensation Tables                           11

                  Stock Performance Graph                                 12

                  Certain Relationships and Related Transactions          13

                  Proposal No. 2
                       Ratification of Independent Auditors               14

                  Additional Information                                  14

GENERAL INFORMATION

Who may vote

         Stockholders of Mobius, as recorded in our stock register on [       ],
may vote at the meeting.

How proxies work

         Mobius' Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for both, either or neither of our director candidates. You may vote for or against the proposal to ratify our Independent Auditors or abstain from voting.

         If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares IN FAVOR of our director candidates and IN FAVOR of the ratification of our Independent Auditors and in the proxies' discretion on such other matters as may properly be raised at the meeting.

         You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote those shares.

Revoking a proxy

         You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying Mobius' Secretary in writing at the address under "Additional Information--Questions?" on page 15.

Confidential Voting

         Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

Quorum

         In order to carry on the business of the meeting, we must have a quorum. This means a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by Mobius itself are not voted and do not count for this purpose. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular proposal.

         Only stockholders, their proxy holders and Mobius' guests may attend the meeting.

ELECTION OF DIRECTORS

         There are currently six members of the Board of Directors. The Board is divided into three classes with terms expiring, respectively, at the 1999, 2000 and 2001 annual meeting of stockholders. The Board has nominated Joseph J. Albracht and Peter J. Barris, whose terms are expiring, for re-election. All Mobius directors are elected for three-year terms. Personal information on each of our nominees and directors is given below.

         The Board oversees the management of the company on your behalf. It reviews Mobius' long-term strategic plans and exercises direct decision-making authority in key areas. The Board chooses the CEO, sets the scope of his authority to manage Mobius' business day to day, and evaluates his performance.

         A majority of the Mobius' directors -- including one of our nominees -- are not Mobius' employees. Only non-employee directors serve on Mobius' Audit and Compensation committees.

         The Board met 7 times last year. Each director attended at least 85% of the aggregate number of meetings of the Board.

         If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

The Board recommends that you vote FOR each of the following candidates:

         DIRECTORS NOMINEES FOR A TERM TO EXPIRE IN 2002

Joseph J. Albracht..................     Co-founder of Mobius. Executive Vice
Age 50                                   President and Secretary since 1981,
Director since 1981                      Chief Operating Officer since 1996 and
                                         Treasurer from 1981 to 1996. On October
                                         1, 1999, Mr. Albracht began a one year
                                         sabbatical from Mobius. See "Certain
                                         Relationships and Related
                                         Transactions--Agreements with
                                         Employees" on page 13. Holds a B.S. in
                                         operations research and a M.B.A. from
                                         Pennsylvania State University.


Peter J. Barris.....................     General Partner, New Enterprise
Age 47                                   Associates (venture capital firm) since
Director since 1997                      1993. Holds a B.S. in electrical
                                         engineering from Northwestern
                                         University and a M.B.A. from the Tuck
                                         School at Dartmouth College. Serves as
                                         a director of Career Builder, Inc. and
                                         PCOrder.com.

                      DIRECTORS WHOSE TERM EXPIRES IN 2000

Mitchell Gross......................     Co-Founder of Mobius. President since
Age 49                                   1981 and Chairman of the Board and
Director since 1981                      Chief Executive Officer since 1996. Mr.
                                         Gross was an officer in the U.S. Navy,
                                         serving on nuclear submarines, from
                                         1971-1976. Holds a B.S. in mechanical
                                         engineering from Columbia University
                                         School of Engineering and Applied
                                         Science and a M.B.A. in finance from
                                         The Wharton School at the University of
                                         Pennsylvania.

Gary Greenfield.....................     President and Chief Executive Officer
Age 44                                   of MERANT plc (software development
Director since 1998                      company) since 1998. Holds a M.S. in
                                         information systems from George
                                         Washington University and a M.B.A from
                                         Harvard Business School. Serves as a
                                         director of MERANT plc, Hyperion
                                         Solutions, Inc. and Managed Object
                                         Solutions.

                      DIRECTORS WHOSE TERMS EXPIRES IN 2001

Edward F. Glassemeyer...............     Co-Founder of Oak Investment Partners
Age 58                                   (venture capital firm) and its General
Director Since 1997                      Partner since 1978. Holds a B.A. from
                                         Princeton University and a M.B.A. from
                                         the Tuck School at Dartmouth College.
                                         Serves as a Director of TheStreet.com.

Kenneth P. Kopelman.................     Partner of Kramer Levin Naftalis &
Age 48                                   Frankel LLP(1) (law firm). Attended
Director since 1997                      Cornell University (A.B.) and the
                                         London School of Economics and received
                                         his J.D. from Columbia University
                                         School of Law. Serves as a Director of
                                         Liz Claiborne, Inc.

-----------------

(1) Kramer Levin has served as legal counsel to Mobius since its founding in 1981.

DIRECTOR COMPENSATION

         Mobius employees receive no extra pay for serving as directors. Non-employee directors are reimbursed for expenses incurred in attending Board meetings. No additional compensation is paid to directors for attending Board or committee meetings. Kramer Levin is paid Mr. Kopelman's standard rates for time Mr. Kopelman devotes to preparation for and attendance at Board meetings.

         The Mobius Non-Employee Directors' 1998 Stock Option Plan provides for the grant to Mobius directors of non-qualified stock options to purchase Mobius shares. These include an initial grant of 10,000 options, made upon a non-employee director's first election to the Board, as well as an annual grant of 10,000 options, made at each annual meeting to those directors having at least nine months of Board service on the grant date. All such options have an exercise price equal to the fair market value of the underlying Mobius shares on the date of grant.

BOARD COMMITTEES

         The Board appoints committees to help carry out its duties. Each committee reviews the results of its meetings with the full Board. The Board established its committees in February 1998 in connection with Mobius' initial public offering.

         The Audit Committee is responsible for accounting and internal control matters. Subject to stockholder and Board approval, the Committee chooses the independent public accountants to audit Mobius' financial statements and reviews the scope, results and costs of the audit with such accountants. The Committee also reviews the financial statements and accounting and control practices of Mobius. The Audit Committee consists of Messrs. Barris and Glassemeyer. The Committee met two times last year.

         The Compensation Committee oversees compensation for Mobius' executives, including salary, bonus and incentive awards. The Committee is also responsible for administering Mobius' 1996 Stock Incentive Plan, Mobius' 1998 Employee Stock Purchase Plan and Mobius' 1998 Executive Incentive Plan. The Compensation Committee consists of Messrs. Barris and Glassemeyer. The Compensation Committee met two times last year.

DIRECTOR AND OFFICER STOCK OWNERSHIP

         These tables show how much Mobius Common Stock each executive officer named in the Summary Compensation Table on page 11, each non-employee director and nominee, and certain stockholders, owned on September 15, 1999.

Name and Address of  Named Executive
Officers, Certain Stockholders and                                   Percent of
Directors / Nominees                                 Shares Owned(1)   Class
--------------------                                 ---------------   -----
Mitchell Gross(2)
c/o Mobius Management Systems, Inc. ...............
120 Old Post Road
Rye, New York 10580 ...............................     5,573,500      31.1%

Joseph J. Albracht
c/o Mobius Management Systems, Inc. ...............
120 Old Post Road
Rye, New York 10580 ...............................     4,058,500      22.6%

Oak Investment Partners VI, Limited
Partnership(3)
1 Gorham Island
Westport, CT 06880 ................................     1,498,900       8.4%

New Enterprise Associates VII L.P.(4)
1911 Freedom Drive
Reston, VA 20190 ..................................     1,839,200      10.3%

Karry Kleeman(5)
c/o Mobius Management Systems, Inc. ...............
600 West Fulton Street
Chicago, IL 60661 .................................       225,928       1.2%

Name and Address of  Named Executive
Officers, Certain Stockholders and                                   Percent of
Directors / Nominees                                 Shares Owned(1)   Class
--------------------                                 ---------------   -----
Robert Lawrence (6)
c/o Mobius Management Systems, Inc. ...............
120 Old Post Road
Rye, New York 10580 ...............................       191,000       1.1%

Joseph Tinnerello(7)
c/o Mobius Management Systems, Inc. ...............
600 West Fulton Street
Chicago, IL 60661 .................................       240,000       1.3%

Peter J. Barris(8)
c/o New Enterprise Associates
1911 Freedom Drive
Reston, VA 20190 ..................................     1,849,200      10.3%

Edward F. Glassemeyer(9)
c/o Oak Investments
1 Gorham Island
Westport, CT 06880 ................................     1,532,417       8.5%

Gary Greenfield (10)
c/o MERANT plc
9420 Key West Avenue
Rockville, MD 20850 ...............................        10,000         *

Kenneth P. Kopelman(11)
c/o Kramer, Levin, Naftalis & Frankel
919 Third Avenue
New York, NY 10022 ................................        14,000         *

All Executive Officers and Directors
as a group (13 persons) ...........................    13,904,345      75.1%

-------------------
*  Less than 1%
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days ("Currently Exercisable Options") are deemed outstanding for computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.
(2) Includes 3,732,358 shares of Common Stock held by HARMIT, LP, of which Mitchell Gross and Harriet Gross, the spouse of Mr. Gross, are general partners.
(3) Includes 46,600 shares of Common Stock held by Oak VII Affiliates Fund, Limited Partnership.
(4)      Includes 27,300 shares held by NEA President's Fund L.P.
(5)      Includes 224,928 shares issuable pursuant to Currently Exercisable
         Options.
(6)      Includes 75,000 shares issuable pursuant to Currently Exercisable
         Options.
(7)      Includes 160,000 shares issuable pursuant to Currently Exercisable
         Options.
(8) Includes 1,811,900 shares of Common Stock held by New Enterprise Associates VII L.P. and 27,300 shares held by NEA President's Fund L.P. Mr. Barris disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein arising from his affiliation with such entities. Also includes 10,000 shares issuable pursuant to Currently Exercisable Options.

(9) Includes 1,452,300 shares of Common Stock held by Oak Investment Partners VI, Limited Partnership and 46,600 shares held by Oak VI Affiliates Fund, Limited Partnership. Mr. Glassemeyer disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein arising from his affiliation with such entities. Also includes 23,517 shares (of which 910 shares are beneficially owned by EFG Trust I and 1,744 shares are beneficially owned by EFG Trust II) received by Mr. Glassemeyer from an in kind distribution by Oak Investment Partners VI, L.P. pro rata to its partners in accordance with their beneficial ownership without any additional consideration. Also includes 10,000 shares issuable pursuant to Currently Exercisable Options.
(10)     Shares issuable pursuant to Currently Exercisable Options.
(11) Includes 1,500 shares of Common Stock held in trust by Mr. Kopelman's wife, as trustee, for Mr. Kopelman's three minor children and 2,500 shares of Common Stock held jointly by Mr. Kopelman and his wife. Mr. Kopelman disclaims beneficial ownership to such shares. Also includes 10,000 shares issuable pursuant to Currently Exercisable Options.

INFORMATION CONCERNING EXECUTIVE OFFICERS

         The executive officers of Mobius as of the date of this Proxy Statement are identified below. Personal information on Mitchell Gross and Joseph J. Albracht is given above. Executive officers are elected by the Board and serve until the next meeting of the Board following the annual meeting of stockholders and until their successors have been duly executed and qualified.

Name                            Position
----                            --------
Mitchell Gross                  Chairman of the Board, Chief Executive Officer
                                and President.

Joseph J. Albracht              Executive Vice President, Chief Operating
                                Officer and Secretary. See "Certain
                                Relationships and Related
                                Transactions--Agreements with Employees" on page
                                13 for a discussion of Mr. Albracht's sabbatical from Mobius.

Sandra Becker                   Senior Vice President, Marketing since 1998.
                                Prior to joining Mobius, Ms. Becker was employed by Ceridian Employer Services as Vice President of Marketing and held several marketing and strategy leadership positions for U.S. West
                                Communications. Holds a B.S. from College of St.
                                Catherine and a M.B.A. from the University of Minnesota.

E. Kevin Dahill                 Vice President, Finance, Chief Financial Officer
                                and Treasurer since 1996. Prior to joining
                                Mobius, Mr. Dahill was employed by Electronic
                                Information Services from 1991 to 1996, where he held a variety of management positions, including President from 1995 to 1996, Chief
                                Operating Officer from 1994 to 1996 and Senior
                                Vice President, Finance and Chief Financial
                                Officer from 1991 to 1994. Holds a B.S. in mechanical engineering from the University of Notre Dame, a M.S. in mechanical engineering from the Georgia Institute of Technology and a M.S. in management from the Massachusetts
                                Institute of Technology.

Karry Kleeman                   Vice President, World Sales since 1999. Joined
                                Mobius in 1990 and served as Vice President, Sales (North and South America) from 1997-1999,
                                National Sales Manager from 1995 to 1997 and
                                Regional Manager from 1992 to 1995. Holds a B.A.
                                in marketing from Elmhurst College.

Robert Lawrence                 Vice President, Product Engineering since 1992.
                                Joined Mobius in 1985. Holds a B.S. in physics from the University of Massachusetts.

Mario Pelleschi                 Vice President, Sales (Europe, Middle East and
                                Africa) since 1998. Prior to joining Mobius, Mr.
                                Pelleschi was employed by Computer Associates from 1981 to 1997, initially as a Branch
                                Manager, and as Managing Director of the following subsidiaries: Switzerland, 1981 to
                                1985; Brazil, 1985 to 1987; Germany 1987 to
                                1995; and France, 1995 to 1997. Holds a Swiss
                                Federal Degree in Electronic Engineering.

Joseph Tinnerello               Vice President, Business Development since
                                January, 1998. Joined Mobius in 1990 and served as Vice President, Sales from 1995 to 1997.
                                Following a personal leave of absence, left
                                Mobius from October 1997 through January 1998.
                                From 1988 to 1989, Mr. Tinnerello served as a
                                Regional Manager with Legent Software.

Hiromasa Yazaki                 Vice President, Sales (North Asia) since 1999.
                                Prior to joining Mobius, Mr. Yazaki was employed by Kodak Japan Ltd. in 1997 and 1998 as a General Manger/Consumer Imaging Marketing and employed by Informix K.K. in 1996 as Director of Sales. Holds a B.A. from Dokkyo University.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview

         The Compensation Committee, which during fiscal 1999 consisted of Messrs. Barris and Glassemeyer:

         (1)      reviews and approves the compensation of Mr. Gross;

         (2) approves the general policies applicable to salaries and bonuses for the other executive officers and reviews and acts on bonuses for those officers; and

         (3) makes recommendations to the full Board and senior management with respect to the adoption and administration of Mobius' compensation programs.

         Our executive compensation program is designed to attract, retain, motivate and reward the management talent our company needs to achieve its business goals and maintain its leadership in the increasingly competitive environment of enterprise software products.

         The three major components of our compensation program are salary, annual bonus and stock options.

         The salary and bonus components of Mobius' executive compensation are designed to facilitate the fulfillment of the following objectives:

         (1)      keeping competent management;

         (2) rewarding management for the achievement of short and long term accomplishments;

         (3) aligning the interests of management with the interests of Mobius' stockholders; and

         (4) relating executive compensation to the achievement of our goals and financial performance.

Salary

         We base salary on an executive's knowledge, skills and level of responsibility as well as the economic and business conditions affecting Mobius. Other factors we consider are:

         (1) competitive positioning (comparing Mobius' salary structure with salaries paid by other companies);

         (2)      Mobius' own business performance; and

         (3)      general economic factors.

Annual Bonus

         We give our executives annual bonuses to provide an incentive and reward for short-term financial success and long-term Company growth. Annual bonuses link compensation in significant part to Mobius' financial performance and is determined solely by the Compensation Committee.

Stock Options

         We use stock options as a long-term, non-cash incentive and to align the long-term interests of executives and stockholders. Stock options are awarded based upon the market price of the Common Stock on the date of grant and are linked to future performance of our stock because they do not become valuable to the holder unless the price of our stock increases above the price on the date of grant. The number of stock options granted to an executive as a form of non-cash compensation is determined by the following factors:

         (1)      number of stock options previously granted to an executive;

         (2)      the executive's remaining options exercisable; and

         (3) the value of those remaining stock options, as compared to the anticipated value that an executive will add to Mobius in the future.

Employee Stock Purchase Plan

         The Employee Stock Purchase Plan commenced in fiscal 1999 and provides employees who wish to acquire our common stock with the opportunity to purchase Mobius shares with a convenient way of doing so by accumulated payroll deductions. We believe that employee participation in ownership of Mobius on this basis will be to the mutual benefit of the employees and Mobius.

Executive Incentive Plan

         The Executive Incentive Plan ("Incentive Plan") was established in fiscal 1998 and participation in the Incentive Plan is limited to those executives and key employees who, in the judgment of the Compensation Committee, are in a position to have a significant impact on the performance of Mobius. Awards under the Incentive Plan are based upon the extent to which performance goals established by the Compensation Committee for a designated performance period are satisfied. The Incentive Plan also provides for grants of discretionary bonuses. As of September 15, 1999, there were no awards made under the Incentive Plan.

Compensation of the Chief Executive Officer

         Mr. Gross is one of the founders of Mobius. He beneficially owns approximately 5,573,500 shares of Common Stock constituting approximately 31% of the total amount outstanding. Accordingly, his interest is very much aligned with the interest of all stockholders and Mobius has not considered it sensible to relate Mr. Gross's compensation to Mobius' performance through long-term stock incentives such as restricted stock or stock options. Mr. Gross's compensation package consists primarily of salary and bonus. The levels of his salary and bonus are established in Mr. Gross's employment agreement. The members of the Compensation Committee believe that Mr. Gross continues to be significantly responsible for Mobius' success. Given Mobius' level of profitability in fiscal 1999, Mr. Gross declined to be considered for any bonus compensation in respect of such year.

                                      Peter J. Barris
                                      Edward F. Glassemeyer

                          EXECUTIVE COMPENSATION TABLES

         These tables show the compensation of Mobius' CEO and the four other most highly paid executives.

SUMMARY COMPENSATION TABLE
Name and Principal Position

                                                    Annual Compensation(1)
                                           ------------------------------------------               All Other
                                                                                                 Compensation(3)
                                                                                                 ---------------
                                                                            All Other Annual
                                       Year        Salary        Bonus      Compensation (2)
                                       ----        ------        -----      ----------------
Mitchell Gross                         1999        $200,000        --             --                  $61,632
   Chairman of the Board,              1998         200,000      $150,335         --                   46,050
   Chief Executive Officer and         1997         200,000       150,151         --                   62,349
   President

Joseph J. Albracht(4)                  1999         200,000        --             --                   38,556
   Executive Vice President            1998         200,000       150,388         --                   30,458
   Chief Operating Officer             1997         200,000       150,366         --                   46,134
   and Secretary

Karry Kleeman                          1999         125,000        60,267      $325,972                    --
   Vice President, World Sales         1998         127,888        80,130       272,400                    --
                                       1997          90,000        10,324       430,828                    --

Robert Lawrence                        1999         170,000        48,423         --               271,175(5)
   Vice President, Project             1998         163,332        47,087         --                       --
    Engineering                        1997         156,910        32,509         --                       --

Joseph Tinnerello(6)                   1999         150,000        --           198,000                    --
   Vice President, Business            1998         139,417        --         250,750(7)                   --
   Development                         1997         125,000        75,366       309,016                   195

---------------------
(1) In accordance with the rules of the Securities and Exchange Commission ("SEC"), other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonuses for the named executive officer for such year.
(2)  Consists of sales commissions and non-recoverable draws.
(3) Includes premiums on insurance added to compensation. Also includes the grossed up amount to cover taxes.
(4) On October 1, 1999, Mr. Albracht began a one year sabbatical from Mobius; he will not receive salary, bonus, or paid benefits during his leave. Given Mobius' level of profitability in fiscal 1999, Mr. Albracht declined to be considered for any bonus compensation in respect of such year.
(5) Disqualifying disposition of shares obtained through the exercise of incentive stock options.
(6) Mr. Tinnerello was not employed by Mobius from October 1, 1997 to January 15, 1998.
(7) Includes $160,000 advance against future commissions. See "Certain Relationships and Related Transactions - Relationship with Mr. Tinnerello" on page 13.

OPTIONS GRANTS IN LAST FISCAL YEAR

     Mobius did not grant options to executive officers in fiscal 1999.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

                            Shares                           Number of Securities        Value of Unexercised in-the-
Name                     Acquired on        Value           Underlying Unexercised          Money Options at Fiscal
----                     -----------        -----           ----------------------          -----------------------
                          Exercise       Realized ($)    Options at Fiscal Year-End             Year-End ($)(1)
                          ---------      ------------    ---------------------------            ---------------
                                                          Exercisable    Unexercisable   Exercisable     Unexercisable
                                                          -----------    -------------   -----------     -------------
Karry Kleeman                 --              --            182,421         157,579        $884,370        $810,560
Robert Lawrence             18,000         $144,000         54,000          180,000        $378,000       $1,260,000
Joseph Tinnerello             --              --            160,000         120,000        $131,000          --(2)

------------------

(1) Based on the closing sale price on the Nasdaq National Market of the Common Stock on June 30, 1999 of $8.25.
(2)  Options bear an exercise price of $9.86 and are therefore "under water."


STOCK PERFORMANCE GRAPH

     The following graph depicts a comparison of the cumulative total return (assuming the reinvestment of dividends) for a $100 investment on April 28, 1998 (the date we completed our initial public offering) in each of the Common Stock of Mobius (at a closing price of $18.25 per share), Goldman Sachs Technology Software Index (a published industry index), and the Nasdaq Composite (a broad market index). The Company paid no dividends during the period shown. The graph lines merely connect measurement dates and do not reflect fluctuations between those dates.

                      April 28, 1998        June 30, 1998         June 30, 1999
                      --------------        -------------         -------------

Mobius                    $100                   $82.19               $45.21
Goldman Sachs             $100                  $107.33              $152.85
Technology
Software Index
Nasdaq                    $100                  $103.44              $146.64
Composite

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship With Kramer Levin Naftalis & Frankel LLP

     Since 1981 we have engaged, and we plan to continue to engage, the Kramer Levin law firm to provide us with legal counsel. Mr. Kopelman, a member of our Board, is a partner of Kramer Levin. We believe that fees charged by Kramer Levin are at rates and on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Relationship With Mr. Tinnerello

     Following a personal leave, on September 30, 1997, we entered into a severance agreement with Mr. Joseph Tinnerello, presently Mobius' Vice President, Business Development, pursuant to which Mr. Tinnerello left our employment on October 1, 1997 and agreed to certain non-competition and non-solicitation restrictions in consideration for (1) the acceleration of 80,000 options to purchase shares of our common stock previously granted to him and (2) the grant of 100,000 new options to purchase shares of our common stock at an exercise price equal to the fair market value of the shares at the time of the grant. Due to his termination and the terms of Mobius' 1996 Employee Stock Incentive Plan, Mr. Tinnerello forfeited 640,000 options to purchase shares of common stock that were previously granted to him in November, 1996. On December 26, 1997, Mr. Tinnerello agreed to return to Mobius effective January 15, 1998. On December 28, 1997, we agreed to advance $160,000 to Mr. Tinnerello against future commissions. As of September 15, 1999, the full amount of such advance remains outstanding. Such monies (net of applicable taxes) were used by Mr. Tinnerello to exercise options to purchase 80,000 shares of common stock. On January 15, 1998, we granted Mr. Tinnerello options to purchase 180,000 shares of common stock in accordance with and on terms similar to, our standard hiring practices.

Agreements With Employees

     In February, 1998, we entered into employment agreements with each of Messrs. Gross and Albracht providing for the employment of Mr. Gross as our Chairman of the Board, Chief Executive Officer and President and Mr. Albracht as our Executive Vice President and Chief Operating Officer. Each employment agreement provides for a three-year term ending on April 27, 2001, the third anniversary of our initial public offering. Each provides for an annual base salary of not less than $200,000 as well as an annual bonus based upon our performance in an amount determined solely by the Compensation Committee of the Board. Each agreement also prohibits the executive from using the confidential information of Mobius for a period of three years following the termination of his employment (two years if he is terminated other than for cause (as defined therein)) and contains a non-competition covenant pursuant to which the executive is prohibited from competing with Mobius during his employment with Mobius and for two years thereafter (one year if he is terminated other than for cause). The agreements further provide that in the event that employment is terminated by Mobius without cause (as defined therein) or by the executive for good reason (as defined therein), the executive is entitled to receive (1) his accrued but unpaid base salary and bonus through April 27, 2001; (2) coverages substantially identical to those provided immediately prior to the termination for twelve months following April 27, 2001; and (3) an aggregate amount, payable in equal semi-monthly installments over a one-year period following April 27, 2001, equal to the aggregate of what his base salary would have been for said period plus his maximum bonus for such period, but not less than his highest annual bonus during the preceding five years. In the event of death or disability of the executive, we will continue to make base salary payments to the executive or his estate for twelve months following such death or disability.

     On October 1, 1999, Mr. Albracht began a one year leave of absence from Mobius. Mr. Albracht will not receive salary, bonus or paid benefits during his leave.

Compensation Committee Interlocks And Insider Participation

The current members of our Board's Compensation Committee are Messrs. Barris and Glassemeyer. There are no compensation committee interlocks which are required to be disclosed by applicable SEC rules. No member of our Compensation Committee serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITORS

     The Audit Committee of the Board has appointed KPMG LLP to audit our financial statements for fiscal 2000. Ratification of the auditors requires the favorable vote of a majority of the votes cast. We are asking you to ratify that appointment.

     KPMG has been Mobius' independent accounting firm since our fiscal year ended June 30, 1992, and we believe they are well qualified for the job. A KPMG representative will be at the annual meeting to answer appropriate questions and to make a statement if he or she desires.

     The Board recommends you vote FOR this proposal.

ADDITIONAL INFORMATION

Other Business

     We do not expect any business to come up for stockholder vote at the meeting other than the items raised in this booklet. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

People with disabilities

     We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plan to attend. Please call or write the Secretary at least two weeks before the meeting at the number or address under "Questions?" below.

Outstanding shares

On [ ], __________ shares of common stock were outstanding. Each share has one vote.

How we solicit proxies

In addition to mailing, Mobius employees may solicit proxies personally, electronically, or by telephone. Mobius will pay the costs of soliciting this proxy.

Stockholder proposals for next year

The deadline for stockholder proposals to be included in our proxy statement for next year's annual meeting is June 30, 2000. As to stockholder proposals intended to be presented without inclusion in our proxy statement for our next annual meeting, the people named next year as proxies will be entitled to vote as they think best on such proposals unless we have received notice of that matter on or before September 13, 2000. However, even if such notice is timely received, the people named next year as proxies may nevertheless be entitled to vote as they think best on such proposals to the extent permitted by the SEC. On request, the Secretary will provide detailed instructions for submitting proposals.

Questions?

If you have questions or need more information about the annual meeting, write to:

     Investor Relations
     Mobius Management Systems, Inc.
     120 Old Post Road
     Rye, NY 10580

     or call us at (914) 921-7200

                         MOBIUS MANAGEMENT SYSTEMS, INC.

                             ----------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                              [        ], 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints and constitutes Mitchell Gross and E. Kevin Dahill, or either of them, as proxies, each with full power of substitution, to represent and to vote, as designated below, all shares of the Common Stock of Mobius Management Systems, Inc. held by the undersigned at the Annual Meeting of Stockholders to be held on [ ], at 10 a.m., or at any adjournment or adjournments thereof, for the following purposes, described in the Proxy Statement dated October 28, 1999, accompanying the notice of said meeting:

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


------------------------------------------------------------------------------

FOLD AND DETACH HERE

/ X / PLEASE MARK
      YOUR VOTES AS
      INDICATED IN
      THIS EXAMPLE

1.  ELECTION OF DIRECTORS

FOR all nominees  /     /

WITHHOLD AUTHORITY to vote for all nominees  /    /


FOR all nominees except:_________________  /    /

Joseph J. Albracht and Peter J. Barris

2. RATIFICATION OF APPOINTMENT OF KPMG LLP

             FOR              AGAINST           ABSTAIN
            /    /            /    /             /   /

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS

MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. RECEIPT IS ACKNOWLEDGED OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT DATED OCTOBER 28, 1999 AND THE ANNUAL REPORT FOR THE YEAR 1999.

I plan to attend the meeting           /     /

I do not plan to attend the meeting   /    /


Signature(s)_________________________________________ Dated __________, 1999

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator,

trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


 ------------------------------------------------------------------------------
                             FOLD AND DETACH HERE